UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SAB BIOTHERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 19, 2023

To Our Stockholders:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), of SAB Biotherapeutics, Inc. to be held on Thursday, June 29, 2023 at 10:00 AM Eastern Daylight Time, at https://www.virtualshareholdermeeting.com/SABS2023. The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively on the internet. No physical meeting will be held.

Details regarding how to attend the virtual Annual Meeting and the business to be conducted at the annual meeting are more fully described in the accompanying notice of annual meeting of stockholders and proxy statement.

Your vote is important. Regardless of whether you plan to attend the virtual Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting, and we hope you will vote as soon as possible. You may vote by proxy over the Internet, by telephone or by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone, written proxy or voting instruction card will ensure your representation at the Annual Meeting regardless of whether you attend the virtual annual meeting.

Thank you for your ongoing support of, and continued interest in, SAB Biotherapeutics, Inc.

Sincerely,

/s/ Eddie J. Sullivan
Eddie J. Sullivan
Director and Chief Executive Officer

SAB BIOTHERAPEUTICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 19, 2023

Time and Date:	Thursday, June 29, 2023 at 10:00 AM Eastern Daylight Time.
Place:	The Annual Meeting will be held virtually, at https://www.virtualshareholdermeeting.com/SABS2023.
Items of Business:	1.

Elect the two Class II directors listed in the accompanying proxy statement, each to serve a three-year term expiring at the 2026 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

	2.	Ratify the appointment of Mayer Hoffman McCann P.C. as the independent registered public accounting firm of SAB Biotherapeutics, Inc. for the fiscal year ending December 31, 2023.
	3.	Transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Record Date:	Only holders of record of common stock at the close of business on May 5, 2023 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.
Voting:

You may vote by proxy over the internet, by telephone or by mail by following the instructions on the proxy card or voting instruction card. With respect to all matters that will come before the Annual Meeting, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on May 5, 2023, the record date.

For questions regarding your stock ownership, you may contact us through our Investor Relations section of our website https://www.sab.bio, or, if you are a registered holder, contact our transfer agent by writing Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10014. You may also contact our transfer agent via email at cstmail@continentalstock.com or by telephone at (212) 509-4000.

By Order of the Board of Directors,

/s/ Samuel J. Reich
Samuel J. Reich
Director and Executive Chairman

SAB BIOTHERAPEUTICS, INC.

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 29, 2023

May 19, 2023

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the board of directors of SAB Biotherapeutics, Inc. (“SAB”) for use at the SAB 2023 Virtual Annual Meeting of Stockholders (the “Annual Meeting” or “meeting”) to be held virtually on Thursday, June 29, 2023 at 10:00 AM Eastern Daylight Time, at https://www.virtualshareholdermeeting.com/SABS2023.

References in the proxy statement to “we,” “us,” “our,” “the Company” or “SAB” refer to SAB Biotherapeutics, Inc.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
A:	In accordance with rules adopted by the SEC, we have elected to furnish to our stockholders this Proxy Statement and our Annual Report by providing access to these documents on the Internet rather than mailing printed copies. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to our stockholders of record and beneficial owners, which will direct stockholders to a website where they can access our proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

Q:	What is the purpose of the meeting?
A:

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the formal portion of the meeting, management will be available to respond to questions from stockholders.

Q:	What proposals are scheduled to be voted on at the meeting?
A:	Stockholders will be asked to vote on the following two proposals at the meeting:
	1.	to elect Jeffrey Spragens and David Link as Class II directors to serve for a term of three years or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal; and
	2.	to ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Q:	Could matters other than Proposal 1 and Proposal 2 be decided at the meeting?
A:

Our bylaws require that we receive advance notice of any proposal to be brought before the meeting by stockholders of SAB, and we have not received notice of any such proposals. If any other matter were to come before the meeting, the proxy holders appointed by our board of directors will have the discretion to vote on those matters for you.

Q:	How does the board of directors recommend I vote on these proposals?
A:	Our board of directors recommends that you vote your shares:
	•	“FOR” all nominees to the board of directors (Proposal 1); and
	•	“FOR” the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2).

Q:	How do I gain admission to the Annual Meeting or vote my shares at the Annual Meeting?
A:

You are entitled to attend the virtual Annual Meeting only if you were a stockholder of record as of the record date for the Annual Meeting, which was May 5, 2023, or you hold a valid proxy for the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If your shares are registered in your name with SAB’s transfer agent and you wish to attend the virtual meeting, go to https://www.virtualshareholdermeeting.com/SABS2023, enter the control number you received on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

Beneficial Owner of Shares Held in Street Name: Shares Registered in the Name of a Broker or Nominee

Beneficial stockholders who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to our transfer agent, Continental, at proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the virtual meeting. After contacting Continental, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental at least five business days prior to the meeting date.

Q:	Can I vote my shares without attending the virtual annual meeting?
A:

Stockholders of record may vote their shares by proxy, by mail, by telephone or Internet. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may choose one of the following voting methods to cast your vote.

	1.	To vote by mail, simply mark your proxy, date and sign it, and return it to the Company in the postage-paid envelope provided.
	2.	To vote over the telephone, dial 1-800-690-6903 using a touch-tone telephone and follow the recorded instructions (have your proxy card in hand when you call). Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on June 28, 2023.
	3.	To vote by Internet, follow the instructions on the proxy card. Internet voting prior to the virtual annual meeting is available 24 hours a day, 7 days a week, until 11:59 PM Eastern Daylight Time, on June 28, 2023.
The method by which you vote now will in no way limit your right to vote electronically at the virtual Annual Meeting if you later decide to attend. However, as discussed above, if you are a beneficial owner, you may not vote your shares virtually at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Q:	Can I change my vote or revoke my proxy?
A:	Stockholder of Record: Shares Registered in Your Name If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by:
	•	entering a new vote over the Internet (until the applicable deadline set forth above);
	•	entering a new vote over the Telephone (until the applicable deadline set forth above);
	•	returning a later-dated proxy card (which automatically revokes the earlier proxy);
	•	providing a written notice of revocation to our corporate secretary at SAB Biotherapeutics, Inc., 2100 East 54th Street North, Sioux Falls, SD 57104, Attn: Corporate Secretary; or
	•	attending the annual meeting and voting virtually.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Q:	What is the effect of giving a proxy?
A:

Proxies are solicited by, and on behalf of, our Board. Eddie J. Sullivan, our President and Chief Executive Officer, and Samuel J. Reich, our Chairman, have been designated as proxies for the annual meeting by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above and, if any other matters are properly brought before the annual meeting, the shares will be voted in accordance with the proxies’ judgment.

Q:	What shares can I vote?
A:

Each share of SAB common stock issued and outstanding as of the close of business on May 5, 2023 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as of May 5, 2023, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Q:	How many votes am I entitled to per share?
A:	Each holder of shares of common stock is entitled to one vote for each share of common stock held as of May 5, 2023.

Q:	What is the quorum requirement for the meeting?
A:	The holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting as of the record date must be virtually present or represented by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are virtually present and vote at the Annual Meeting or if you have properly submitted a proxy.

Q:	How are abstentions and broker non-votes treated?
A:

Abstentions (i.e. shares present at the Annual Meeting and marked “abstain”) are deemed to be shares presented or represented by proxy and entitled to vote, and are counted for purposes of determining whether a quorum is present. However, abstentions are not counted as a vote either for or against a proposal, and have no effect on the outcome of the matters voted upon.

A broker non-vote occurs when the beneficial owner of shares fails to provide the broker, bank or other nominee that holds the shares with specific instructions on how to vote on any “non-routine” matters brought to a vote at the Annual Meeting. In this situation, the broker, bank or other nominee will not vote on the “non-routine” matter. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon.

Note that if you are a beneficial holder, brokers and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is the proposal for the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2). A broker or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include all proposals other than Proposal 2, including the election of directors. Accordingly, we encourage you to provide voting instructions to your broker or other nominee whether or not you plan to attend the meeting.

Q:	What is the vote required for each proposal?
A:	The votes required to approve each proposal are as follows:
	•	Proposal 1: Each director shall be elected by a plurality of the votes properly cast on the election of directors, meaning that the two individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.
	•	Proposal 2: Approval will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.

Q:	Is there a list of stockholders entitled to vote at the Annual Meeting?
A:

The names of stockholders of record entitled to vote will be available for inspection by stockholders of record for ten (10) days prior to the meeting and during the Annual Meeting. If you are a stockholder of record and want to inspect the stockholder list, please send a written request to our corporate secretary at 2100 East 54th Street North, Sioux Falls, South Dakota 57104, Attn: Corporate Secretary, to arrange for inspection of the list.

Q:	Who will tabulate the votes?
A:	An individual duly appointed by the board of directors will serve as the Inspector of Elections and will tabulate the votes at the Annual Meeting.

Q:	Where can I find the voting results of the Annual Meeting?
A:

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”), within four business days after the Annual Meeting.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are SAB stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or SAB that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, SAB Biotherapeutics, Inc., 2100 East 54th Street North, Sioux Falls, SD 57104 or (3) contact our Investor Relations department by email at SABIR@westwicke.com. Stockholders who currently receive multiple copies of the proxy statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:	What if I have questions about my SAB shares or need to change my mailing address?
A:

You may contact our transfer agent by writing Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10014. You may also contact our transfer agent via email at cstmail@continentalstock.com or by telephone at (212) 509-4000.

Q:	Who is soliciting my proxy and paying for the expense of solicitation?
A:

The proxy for the Annual Meeting is being solicited on behalf of our board of directors. We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We do not expect to, but have the option to, retain a proxy solicitor. If you choose to access the proxy materials or vote via the Internet or by telephone, you are responsible for any Internet access or phone charges you may incur.

Q:	How are proxies solicited for the Annual Meeting?
A:

This year we are furnishing our proxy materials to our stockholders primarily via “Notice and Access” delivery pursuant to SEC rules. On May 19, 2023, we mailed to our stockholders a “Notice Regarding the Availability of Proxy Materials” (the “Notice”) containing instructions on how to access the proxy materials via the Internet. Utilizing this method of proxy delivery expedites receipt of proxy materials by our stockholders, reduces the cost of producing and mailing the full set of proxy materials and helps us contribute to sustainable practices.

If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access the proxy materials and vote over the Internet. If you received a Notice by mail and would like to receive paper copies of our proxy materials in the mail, you may follow the instructions in the Notice for making this request. The Notice also contains instructions on how you may request to receive an electronic copy of our proxy materials by email or phone.

Q:	What does it mean if I receive more than one set of Notices?
A:	If you receive more than one set of Notices, your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Q:	How can I contact SAB’s transfer agent?
A:

You may contact our transfer agent by writing Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10014. You may also contact our transfer agent via email at cstmail@continentalstock.com or by telephone at (212) 509-4000.

Q:

What are the requirements to propose actions to be included in our proxy materials for next year’s annual meeting of stockholders, or our 2024 Annual Meeting, or for consideration at our 2024 Annual Meeting?

A:

Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2024 Annual Meeting:

Our amended and restated bylaws provide that stockholders may present proposals for inclusion in our proxy statement by submitting their proposals in writing to the attention of our corporate secretary at our principal executive office. Our current principal executive office is located at 2100 East 54th Street North, Sioux Falls, SD 57104. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. In order to be included in the proxy statement for our 2024 Annual Meeting, stockholder proposals must be received by our corporate secretary no later than January 12, 2024 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

Requirements for Stockholder Proposals to be presented at our 2024 Annual Meeting:

Our amended and restated bylaws provide that stockholders may present proposals to be considered at an annual meeting by providing timely notice to our corporate secretary at our principal executive office. To be timely for our 2023 Annual Meeting, our corporate secretary must receive the written notice at our principal executive office:

	•	not earlier than the close of business on March 1, 2024, and
	•	not later than the close of business on March 31, 2024.
If we hold our 2024 annual meeting of stockholders more than 30 days before or more than 70 days after June 29, 2024 (the one-year anniversary date of the Annual Meeting), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by our corporate secretary at our principal executive office not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made. A stockholder’s notice to the corporate secretary must set forth, as to each matter the stockholder proposes to bring before the annual meeting, the information required by our amended and restated bylaws. If a stockholder who has notified SAB of such stockholder’s intention to present a proposal at an annual meeting does not appear to present such stockholder’s proposal at such meeting, SAB does not need to present the proposal for vote at such meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

We have a strong commitment to good corporate governance practices. These practices provide an important framework within which our board of directors, its committees and our management can pursue our strategic objectives in order to promote the interests of our stockholders.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of our company. Our Corporate Governance Guidelines are available without charge on the Investor Relations section of our website, which is located at https://www.sab.bio in the “Governance” section of our website. Our Corporate Governance Guidelines are subject to modification from time to time by our board of directors pursuant to the recommendations of our nominating and corporate governance committee.

Directors

The following persons are serving as our directors:

Name	Age	Position(s)
Samuel J. Reich	48	Class III Director and Executive Chairman of the Board
Christine Hamilton, MBA	67	Class III Director
Eddie J. Sullivan, PhD	57	Class III Director, President and Chief Executive Officer
Jeffrey G. Spragens	81	Class II Director
David Link, MBA	68	Class II Director
William Polvino, MD	62	Class I Director
Scott Giberson	54	Class I Director
Erick Lucera	55	Class I Director
Russell P. Beyer, MBA, CMA	68	Chief Financial Officer
Christoph Bausch, PhD	52	Chief Operating Officer
Alexandra Kropotova, MD	50	Chief Medical Officer

Board Composition

Our business and affairs are organized under the direction of our board of directors. Our board currently consists of eight directors divided into three classes as follows:

●	each Class I director having a term that expires immediately following our annual meeting of stockholders for the calendar year ended December 31, 2025;
●	each Class II director having a term that expires immediately following our annual meeting of stockholders for the calendar year ended December 31, 2023; and
●	each Class III director having a term that expires immediately following our annual meeting of stockholders for the calendar year ended December 31, 2024.

Messrs. Dr. Polvino, Mr. Lucera and Mr. Giberson currently serve as the Class I directors, Messrs. Link and Spragens currently serve as the Class II directors, and Mrs. Hamilton and Messrs. Reich and Sullivan currently serve as Class III directors.

At each annual meeting of stockholders, the successors to directors whose terms then expire will serve until the third annual meeting following their election and until their successors are duly elected and qualified. The authorized size of the board of directors will be fixed exclusively by resolutions of the board of directors. The authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed between the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the board of directors may have the effect of delaying or preventing changes in its control or management. Our board of directors may be removed for cause by the affirmative vote of the holders of at least 66 2/3% of its voting stock.

Director Independence

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of Christine Hamilton, Jeffrey Spragens, William Polvino, David Link, Scott Giberson. and Erick Lucera (representing six of our eight directors), has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that they each are an “independent director” as that term is defined under the Nasdaq listing rules. In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our common stock and/or convertible preferred stock by certain non-employee directors and the relationships of certain non-employee directors with certain of our significant stockholders. Mr. Reich, as Executive Chairman of the Board, and Dr. Sullivan, as President and Chief Executive Officer, are not “independent” under the rules of Nasdaq.

Board Diversity

We believe the board is most effective when it embodies a diverse range of views, backgrounds and experience. Diversity is considered in the broadest sense, including, among other attributes, reflecting geography, age, gender, leadership, perspectives, educational background, other board experience and commitments, business and professional achievements, skills and experience in the context of the needs of the Board. While the nominating and corporate governance committee does not have a formal policy on diversity with regard to consideration of director nominees, the nominating and corporate governance committee considers diversity in its selection of nominees and endeavors to include women and minority candidates in the qualified pool from which Board candidates are chosen.

The below table provides information related to the composition of our board members as of May 12, 2023. Each of the categories listed in the table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of May 12, 2023)*
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7	—	—
Part II: Demographic Background
White	1	6	—	—
Two or More Races or Ethnicities	—	—	—	—
Did Not Disclose Demographic Background	—	1	—	—

*	Per Nasdaq’s board diversity requirements, inapplicable categories have been omitted.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a nominating and corporate governance committee (“nominating committee”) and a compensation committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee and nominating committee of a listed company be comprised solely of independent directors. Each of our committees is comprised entirely of independent directors.

Audit Committee

On October 22, 2021, we established an audit committee of the board of directors. Jeffrey Spragens, William Polvino, David Link, and Erick Lucera serve as members of the audit committee, with Jeffrey Spragens serving as the Chairman of the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Dr. Polvino, Mr. Spragens, Mr. Link and Mr. Lucera meet the independent director standard under Nasdaq listing standards and under Rule 10A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate, and our board of directors has determined that Mr. Spragens qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We adopted a restated audit committee charter on October 22, 2021 which details the principal functions of the audit committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;
●	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;
●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;
●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
●

obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii)all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and
●

reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the FASB, the SEC or other regulatory authorities.

The audit committee charter is available on the corporate governance section of our website, which is located at https://ir.sab.bio/corporate-governance/governance-overview.

Compensation Committee

On October 22, 2021, we established a compensation committee of the board of directors. Christine Hamilton, Scott Giberson and William Polvino serve as members of the compensation committee. Christine Hamilton serves as the Chairman of the compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Each of Dr. Polvino. Mr. Giberson and Ms. Hamilton are independent.

We adopted a restated compensation committee charter on October 22, 2021, which details the principal functions of the compensation committee, including:

●

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance considering such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving on an annual basis the compensation, if any is paid by us, of all our other officers;
●	reviewing on an annual basis our executive compensation policies and plans;
●	implementing and administering our incentive compensation equity-based remuneration plans;
●	assisting management in complying with our proxy statement and Form 10-K disclosure requirements;
●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;
●	if required, producing a report on executive compensation to be included in our annual proxy statement; and
●	reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, other than as indicated in this Annual Report, no compensation of any kind, including finders, consulting, or other similar fees, will be paid to any of our existing stockholders, officers, directors, or any of their respective affiliates, prior to, or for any services they render to effectuate the offering.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

The compensation committee charter is available on the corporate governance section of our website, which is located at https://ir.sab.bio/corporate-governance/governance-overview.

Nominating Committee

On October 22, 2021, we established a nominating committee of the board of directors. David Link, Christine Hamilton, Scott Giberson and Jeff Spragens serve as members of the Nominating and Governance Committee. David Link serves as the Chairman of the Nominating and Governance Committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the nominating committee, all of whom must be independent. Each of Ms. Hamilton, Mr. Link, Mr. Giberson and Mr. Spragens are independent.

We adopted a restated nominating committee charter on October 22, 2021, which details the purpose and responsibilities of the nominating committee, including:

●

screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors’ candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

●	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines; and
●	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The nominating committee will consider several qualifications relating to management and leadership experience, diversity, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

The nominating committee charter is available on the corporate governance section of our website, which is located at https://ir.sab.bio/corporate-governance/governance-overview.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the compensation committee during the fiscal year ended December 31, 2022 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during the fiscal year ended December 31, 2022, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the compensation committee of the Company.

Board Meetings and Attendance

During 2022, our board of directors held six (6) meetings, and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

Board Attendance at Annual Meeting of Stockholders

Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders.

Communication with Directors

Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our Chairman and independent directors) may do so by letters addressed to the attention of our corporate secretary.

All communications are reviewed by the corporate secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.

The address for these communications is:

SAB Biotherapeutics, Inc.

2100 East 54th Street North

Sioux Falls, SD 57104

Attn: Corporate Secretary

Code of Ethics

To further promote corporate governance, we adopted a restated Code of Conduct and Ethics (the “Code of Ethics”) applicable to our directors, officers, and employees. A copy of our Code of Ethics and copies of our audit, nominating and compensation committee charters are available on our website at https://www.sab.bio.

In addition, a copy of the Code of Ethics will be provided without charge upon written request, addressed to: SAB Biotherapeutics, Inc., 2100 East 54th Street North, Sioux Falls, SD 57104, Attn: Corporate Secretary.

We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. Please see “Where You Can Find Additional Information” for additional information.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Director Nominations

The process of recommending director nominees for selection by the board of directors is undertaken by the nominating committee (see above).

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws. Additional information regarding the process for properly submitting stockholder nominations for candidates for nomination to our board of directors is set forth below under “Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2024 Annual Meeting” and “Requirements for Stockholder Proposals to be presented at our 2024 Annual Meeting.”

Director Qualifications

With the goal of developing a diverse, experienced and highly qualified board of directors, our nominating and corporate governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.

Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, our Corporate Governance Guidelines and the charters of the committees of our board of directors. When considering nominees, our nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. The brief biographical description of each director set forth in “Proposal 1: Election of Directors” below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

Our board of directors currently consists of eight directors and is divided into three classes, with staggered three-year terms, pursuant to our amended and restated certificate of incorporation and our amended and restated bylaws. Directors in Class II will stand for election at the Annual Meeting. The terms of office of directors in Class I and Class III expire at our Annual Meetings of Stockholders to be held in 2025 and 2024, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the two Class II nominees named below be elected as a Class II director for a three-year term expiring at our 2026 Annual Meeting of Stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.

Nominees to Our Board of Directors

The nominees and their ages, occupations and lengths of service on our board of directors as of May 12, 2023 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position	Director Since
Jeffrey G. Spragens	81	Director and Director Nominee	2020
David Link	68	Director and Director Nominee	2018

Jeffrey G. Spragens has served as a member of our board of directors since November 2020. From 2005 through 2013, Mr. Spragens was a Co-Founder and the CEO of SafeStitch Medical, Inc., a medical device company that pioneered incisionless surgery techniques that helps to relieve GERD and obesity. In 2013, SafeStitch merged with TransEnterix, Inc. (NYSE: TRXC). In addition, Mr. Spragens was one of the three founding board members of North American Vaccine, which became a publicly traded company in 1990. At North American Vaccine, Mr. Spragens was responsible for securing initial financing and building a commercial manufacturing facility. Mr. Spragens was instrumental in North American Vaccine’s acquisition by Baxter International (NYSE: BAX) in 1999. Mr. Spragens has also been a successful real estate developer and entrepreneur. Mr. Spragens was President of FCH services from 1973 until 1986. FCH developed and managed units of coop and condo housing financed with HUD financing with offices in several major cities. In 1986, Mr. Spragens converted to condo ownership 1,000 apartment units in San Mateo, California, resulting in one of the largest residential projects in California at that time. Mr. Spragens was Managing Partner of Gateway Associates, Inc. from 1990 to 2000. In addition, Mr. Spragens is President and 50% owner of Mint Management Company, a residential property management company he co-founded in 1987, which develops, owns and operates apartment units in New Jersey, Michigan and Kansas. Mr. Spragens developed and continues to own and operate Inman Grove Shopping Center in Edison, New Jersey. Mr. Spragens is also a well-known and respected philanthropist. Mr. Spragens is a Founding Board Member and Treasurer of Foundation for Peace. Foundation for Peace provides healthcare, education, and clean water to those in need in Dominican Republic and Haiti. He is also a member of the Board of Directors and Finance Committee of Hernia Help, which provides free hernia surgery to underserved children and adults in developing countries. Mr. Spragens has a BA from the University of Cincinnati, a Law Degree from George Washington University, and an MA from American University.

Our board of directors believes that Mr. Spragens is qualified to serve on our board of directors because of his extensive public company management and multi-sector investment experience, and his public company board experience.

David Link, MBA, has served as a member of our board of directors since 2018 and is currently Vice-Chairman. Mr. Link is the former executive vice president and chief strategy office at Sanford Health with more than three decades of experience in strategy, planning and financial operations. During his tenure, Mr. Link contributed significantly to growing the organization from a regional health system into one of the nation’s largest non-profit, integrated health care delivery systems. He was also charged with overseeing Sanford Health Plan, Sanford Foundation and research and development, including Sanford Research. Under his leadership, the initial Sanford Clinic was created as well as the development of Sanford World Clinics, an initiative designed to provide communities around the world with permanent, sustainable health care infrastructure. Currently, Dave serves as an appointed program director in the President’s Office at Dakota State University, one of the nation’s leading programs in cyber security. Dave holds board or committee positions with Enterprise 605, the South Dakota REACH Committee, South Dakota Research and Commercialization Council and Sanford Research. In 2019, he was honored for his exemplary leadership and support of the state’s bioscience industry with the LIVE Award at the South Dakota Biotech. Dave holds a bachelor’s degree in data processing and computer science, an MBA from the University of South Dakota and a master’s in healthcare administration from the University of Minnesota.

Our board of directors believes that Mr. Link is qualified to serve on our board of directors because extensive experience in the biotechnology industry and his extensive public company board experience.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages, occupations and lengths of service on our board of directors as of May 12, 2023 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position	Director Since
Class I Directors:
Samuel J. Reich	48	Director and Executive Chairman of the Board	2020
Christine Hamilton	67	Director	2014
Eddie J. Sullivan	57	Director, President and Chief Executive Officer	2014

Class III Directors:
William Polvino	62	Director	2019
Scott Giberson	54	Director	2022
Erick Lucera	55	Director	2023

Dr. William J. Polvino, MD, has served as a member of our board of directors since 2019, after having served as our business advisor for several years. Dr. Polvino is pharmaceutical entrepreneur with more than 25 years of experience in the healthcare arena. He is currently chief executive officer of Bridge Medicines, a pioneering drug discovery company focused on advancing promising early technologies from concept to clinic. Prior to Bridge Medicines, Dr. Polvino was president and chief executive officer of Veloxis Pharmaceuticals A/S (NASDAQ-OMX: VELO), a public biotechnology company that deployed proprietary formulation technology to develop and commercialize an innovative oral drug product for transplant patients. He also served as president and CEO of Helsinn Therapeutics (formerly Sapphire Therapeutics) and has held executive and senior-level positions in drug development at Merck, Wyeth and Theravance. Dr. Polvino earned his medical degree from Rutgers Medical School and a B.S. in Biology from Boston College. He trained in internal medicine at Massachusetts General Hospital and was a fellow in clinical pharmacology at the National Institutes of Health prior to entering the pharmaceutical and biotechnology industry.

Dr. Polvino is well qualified to serve on our board of directors because of his extensive experience in the biotechnology industry and his extensive public company management experience.

Scott Giberson, RPh, MPH, D.Sc., Rear Admiral (retired), joined the SAB board of directors in July 2022. He is currently the President of AMI Expeditionary Healthcare, a private global healthcare solutions company where he fosters global client relations at the highest levels. Clients include senior leadership of multiple U.S. and foreign government entities, the WHO, UN and private industry partners such as the Gates Foundation. RADM Giberson retired after 27 years as two-star admiral and as an Assistant U.S. Surgeon General. RADM (ret.) Giberson served as the acting Deputy Surgeon General of the United States (2013-2014), he was the Surgeon General's principal liaison with health leadership in multiple U.S. Departments. He also held executive positions as the Senior Advisor to the Office of Surgeon General, Director of Commissioned Corps Headquarters, Chief Pharmacist of the USPHS (2010-2014), Director of the IHS National HIV/AIDS Program and Senior Public Health Advisor for Pacific Command's Center of Excellence in Disaster Management and Humanitarian Assistance (2003-2006). He served as overall Commander of the Commissioned Corps' Ebola Response in West Africa. RADM Giberson has authored numerous articles and delivered well over 100 keynote lectures on leadership, global health, and public health at numerous venues both domestically and internationally. RADM Giberson has received many awards including the Presidential Unit Citation from President Obama in the Oval Office for leadership during the West African Ebola response. The Military Officers Association of America selected him as on the of the “Top 100 Veterans in the Last 100 Years You Need to Know”. RADM Giberson is a graduate of Temple University and U. of Massachusetts/Amherst, holds a Pharmacy degree and licensure, MPH, and graduate certificate in Health Emergencies in Large Populations from the International Committee of the Red Cross. He has received three honorary Doctoral degrees (one for his pioneering work in interprofessional practice). He is also a Fellow of Wharton Business School (U. of Pennsylvania) Executive Leadership Program.

Mr. Giberson is well qualified to serve on our board of directors because of his extensive experience in the medical industry.

Erick Lucera, joined the SAB board of directors in April 2023. From 2020 to February 2023, Mr. Lucera served as Chief Financial Officer of AVEO Oncology, a public biotech company, and subsequent to the close of its acquisition, worked on integration with LG Chem, Ltd. From 2016 to 2020, Mr. Lucera served as Chief Financial Officer, Treasurer and Secretary of VALERITAS, a publicly traded commercial-stage medical technology company where he led multiple successful public offerings. From 2017 to the present, Mr. Lucera has served as a member of the Board of Directors and Audit Committee Chairman of Beyond Air, a publicly held commercial-stage medical device and biopharmaceutical company developing a platform of nitric oxide generators and delivery systems. From 2021 to the present, Mr. Lucera has served as a member of the Board of Directors and Audit Committee Chairman of Bone Biologics Corporation, a publicly held company focusing on regenerative medicine therapies to treat bone disorders. From 2015 to 2016, Mr. Lucera served as Chief Financial Officer, Treasurer and Secretary of VIVENTIA Bio, acquired by Eleven Biotherapeutics, Inc., now Sesen Bio, a biotechnology company focused on developing targeted protein therapeutics for the treatment of cancer. Early in his career, Mr. Lucera spent more than 15 years covering healthcare and the life sciences in investment management.

Given Mr. Lucera’s extensive experience in strategic planning and finance, we believe that Mr. Lucera is well qualified to serve as a member of the Board of Directors.

Samuel J. Reich has served as executive chairman of our board of directors since our business combination with Big Cypress Acquisition Corp in October 2021 and prior to that was Chief Executive Officer, Chief Financial Officer and a member on the board of directors of Big Cypress Acquisition Corp since its inception in November 2020. Mr. Reich co-founded Biscayne Neurotherapeutics, Inc. in 2011 and served as its Executive Chairman until its sale to Supernus Pharmaceuticals (Nasdaq: SUPN) in October 2018. Biscayne Neurotherapeutics was focused on novel treatments for seizure disorders. Previously, Mr. Reich was the Executive Vice President of OPKO Ophthalmologics, a division of OPKO Health, Inc. (Nasdaq:OPK) from March 2007 to November 2008, where Mr. Reich served on the executive committee and lead the Ophthalmologics business division. Prior to his position at OPKO, Mr. Reich was the Founder and Executive Vice President of Acuity Pharmaceuticals, Inc., where he worked from July 2002 through March 2007, at which time Acuity Pharmaceuticals merged with OPKO Health. Mr. Reich was a doctoral candidate in the Department of Ophthalmology at the University of Pennsylvania Medical School. He left graduate school prior to the completion of his Ph.D. to establish Acuity. Prior to that, he was a graduate student at the University of Pennsylvania in the Biomedical Studies graduate program. He has authored six peer- reviewed scientific publications and is currently an inventor on sixteen issued U.S. patents and over 50 issued foreign patents. Mr. Reich holds a B.A. with High Honors in Biochemistry from Clark University, cum laude, Phi Beta Kappa.

Our board of directors believes that Mr. Reich is qualified to serve on our board of directors because of the perspective and experience he brings as Executive Chairman and extensive background in the life sciences industry.

Christine Hamilton, MBA, is our co-founder and has served as a member of our board of directors since 2014. Ms. Hamilton is the co-owner and managing partner of Christiansen Land and Cattle, Ltd., a large diversified farming and ranching operation in central South Dakota, and is also the co-owner of Dakota Packing, Inc., a wholesale meat distribution business. Ms. Hamilton is a director of Titan Machinery, a publicly traded Farm and Construction Equipment Company, and a former director for the Federal Reserve Bank, Ninth District, located in Minneapolis, Minnesota. Among other attributes, skills and qualifications, the Board believes that Ms. Hamilton is uniquely qualified to serve as a director based on her extensive experience in the agri-business sector and in management roles and her knowledge of operating strategies and priorities and challenges in business decision-making. Ms. Hamilton has an MBA in Entrepreneurship from the University of Arizona and an AB in Philosophy from Smith College.

Our board of directors believes that Ms. Hamilton is qualified to serve on our board of directors due to her extensive experience as a biotechnology entrepreneur and leader for innovative biotech ventures, as well as her leadership experience in expediting growth, profitability, and fundraising.

Eddie J. Sullivan, PhD, is our co-founder and has served as our president and CEO since 2014. Dr. Sullivan has served in biopharma leadership positions for more than 25 years. Prior to joining us, he held the CEO role or other leadership roles in our predecessor entities, including CEO of Hematech, a subsidiary of Kyowa Hakko Kirin. During that time, he led initiatives to develop infectious disease, cancer, and autoimmune immunotherapies. In addition to raising over $250 million in capital to develop biopharmaceutical platform technologies, he has also led several successful mergers and acquisitions. A recognized thought leader in antibodies and transgenic animals, Dr. Sullivan serves on the board of directors for the Biotechnology Innovation Organization (BIO) and has served on its executive committee. He has worked with industry committees and discussion groups that have focused on animal biotechnology, regulatory framework, human immunotherapies, and global health threats. Dr. Sullivan was governor-appointed to South Dakota’s Research Commercialization Council and is Chairman of the state’s National Science Foundation-EPSCoR committee. He also founded, served as president, and remains an advisor to the state affiliate of BIO, South Dakota Biotech, and in 2014 was honored for his leadership, innovation, vision, and entrepreneurship with the inaugural LIVE award. He holds an undergraduate degree from the University of Arizona and graduate degrees from Brigham Young University, Kennedy-Western University, and Utah State University in both reproduction and business.

Our board of directors believes that Dr. Sullivan is qualified to serve on our board of directors due to his experience as our co-founder, president and CEO as well as his extensive and innovative biopharmaceutical experience.

Family Relationships

There are no family relationships among any of our directors or executive officers. Edward Hamilton, our former Executive Chairman, retired from such role as of the consummation of the Business Combination. Mr. Hamilton was named as a board observer in October 2021. Edward Hamilton is Christine Hamilton’s husband.

Director Compensation

Director Compensation Table

The following table sets forth information regarding the compensation awarded to, earned by or paid to our directors for the fiscal year ended December 31, 2022.

	Fees Earned or Paid in Cash	Option Awards (1)	Stock Awards (2)	Total
Name	($)	($)	($)	($)
Samuel J. Reich	—	304,600	—	304,600
Christine Hamilton, MBA	25,000	—	—	25,000
Eddie J. Sullivan, PhD	—	44,725	—	44,725
Jeffrey G. Spragens	23,408	—	—	23,408
William Polvino, MD	25,000	—	—	25,000
David Link, MBA	25,000	—	—	25,000
Scott Giberson	5,928	14,000	—	19,928
Erick Lucera	—	—	—	—

(1)

Represents the aggregate grant date fair value of stock option awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column may be found in the Notes to our audited consolidated financial statements for the year ended December 31, 2022 set forth in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not represent the actual amounts paid to or realized by the executives during the fiscal years presented.

(2)

Represents the aggregate grant date fair value of restricted stock units granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. Restricted stock units are valued at market price of the Company’s common stock at the closing price at the date of grant. These amounts do not represent the actual amounts paid to or realized by the executives during the fiscal years presented.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR THE ELECTION OF THE TWO CLASS I DIRECTORS SET FORTH IN THIS PROPOSAL NUMBER 1.

PROPOSAL NUMBER 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected Mayer Hoffman McCann P.C. (“MHM”) as our independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2023 and recommends that our stockholders vote for the ratification of such selection. The ratification of the selection of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the number of votes cast “FOR” and “AGAINST” the proposal. In the event that Mayer Hoffman McCann P.C. is not ratified by our stockholders, the audit committee will review its future selection of Mayer Hoffman McCann P.C. as our independent registered public accounting firm.

Mayer Hoffman McCann P.C. audited our financial statements for the fiscal year ended December 31, 2022. Representatives of Mayer Hoffman McCann P.C. are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. The following table provides information regarding the fees billed for professional services rendered by Mayer Hoffman McCann P.C., our independent registered public accounting firm, for the fiscal years ended December 31, 2022 and 2021:

	Year Ended December 31,
(US Dollars)	2022	2021
Audit fees	$710,644	$662,887
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$710,644	$662,887

Audit fees for the fiscal years ended December 31, 2022 and 2021 rendered by MHM relate to professional services rendered for the audits of our financial statements, quarterly reviews, issuance of consents, the Business Combination and review of documents filed with the SEC.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The policy generally provides that we will not engage MHM to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the policy (“general pre-approval”). Unless a type of service to be provided by MHM has received general pre-approval under the policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NUMBER 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of May 12, 2023, by:

●	each person known to be the beneficial owner of more than 5% of our outstanding common stock;
●	each of our executive officers and directors; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of stock options, within 60 days. Shares subject to options that are currently exercisable or exercisable within 60 days are considered outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the Company believes that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of the directors and executive officers of the Company is 2100 East 54th Street North, Sioux Falls, SD 57104.

The percentage of beneficial ownership of the Company is calculated based on 50,397,762 shares of common stock outstanding as of May 12, 2023. Shares of common stock subject to warrants, options or rights currently exercisable, or exercisable within 60 days of May 12, 2023 are counted as beneficially owned by the selling stockholder.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
Five Percent Stockholders
Christine Hamilton, MBA (1)	8,800,848	17.2%
Eddie J. Sullivan, PhD (2)	5,740,331	11.3%

Executive Officers and Directors
Christine Hamilton, MBA (1)	8,800,848	17.2%
Eddie J. Sullivan, PhD (2)	5,740,331	11.3%
Samuel J. Reich (3)	967,111	1.9%
Jeffrey G. Spragens (4)	497,912	1.0%
William Polvino, MD (5)	116,320	* %
David Link, MBA (6)	192,327	* %
Scott Giberson (7)	8,333	* %
Erick Lucera (8)	2,083	* %
All current executive officers and directors as a group (11)	16,755,646	31.9%

(1)

Consists of (i) 4,993,090 shares of common stock held by Ms. Hamilton; (ii) 174,248 shares of common stock held as a co-owner by Ms. Hamilton with her spouse, Dr. Edward Hamilton; (iii) 2,909,022 shares of common stock held by Ms. Hamilton’s spouse, Dr. Edward Hamilton; (iv) 25,000 shares held by Christiansen Investments; (v) 82,987 shares of common stock underlying warrants that are exercisable within 60 days of May 12, 2023; (vi) 151,216 shares of common stock underlying stock options held by Ms. Hamilton exercisable within 60 days of March 28, 2023; and (vii) 465,285 shares of common stock underlying stock options held by her spouse, Dr. Edward Hamilton, exercisable within 60 days of May 12, 2023. Ms. Hamilton is a control person with voting and dispositive power over shares of Christiansen Investments and is deemed to have beneficial ownership of the shares held by Christiansen Investments. Ms. Hamilton disclaims beneficial ownership of such securities except to the extent of her pecuniary interest therein, directly or indirectly.

(2)	Consists of (i) 5,230,564 shares of common stock held by Dr. Sullivan; and (ii) 509,767 shares of common stock underlying stock options held by Dr. Sullivan exercisable within 60 days of May 12, 2023.
(3)

Consists of (i) 207,001 shares of common stock held by Mr. Reich; (ii) 1,000 shares of common stock held jointly by Mr. Reich and Mr. Reich’s spouse; (iii) 547,698 of shares of common stock held by Big Cypress Holdings, LLC that are subject to vesting during a period of up to five years after October 22, 2021, which is the Business Combination Closing Date; (iv) 9,968 shares of common stock underlying warrants that are currently exercisable; and (v) 201,444 shares of common stock underlying stock options held by Mr. Reich exercisable within 60 days of May 12, 2023. Mr. Reich is a managing member with voting and dispositive power over shares of Big Cypress Holdings, LLC and is deemed to have beneficial ownership of the shares held by Big Cypress Holdings, LLC. Mr. Reich disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, directly or indirectly.

(4)

Consists of (i) 95,987 shares of common stock held by Mr. Spragens; (ii) 299,002 shares of common stock distributed to Mr. Spragens as a member of Big Cypress Holdings, LLC; and (iii) 102,923 shares of common stock underlying warrants that are currently exercisable.

(5)	Consists of 116,320 shares of common stock underlying stock options held by Dr. Polvino exercisable within 60 days of May 12, 2023.
(6)

Consists of (i) 57,313 shares of common stock held by Mr. Link; (ii) 12,097 of shares of common stock held by Iron Horse Investments, LLC; (iii) 41,493 shares of common stock underlying warrants that are currently exercisable; and (iv) 81,424 shares of common stock underlying stock options held by Mr. Link exercisable within 60 days of May 12, 2023. Mr. Link is a control person with voting and dispositive power over shares of Iron Horse Investments, LLC and is deemed to have beneficial ownership of the shares held by Iron Horse Investments, LLC. Mr. Link disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, directly or indirectly.

(7)	Consists of 8,333 shares of common stock underlying stock options held by Mr. Giberson exercisable within 60 days of May 12, 2023.
(8)	Consists of 2,083 shares of common stock underlying stock options held by Mr. Lucera exercisable within 60 days of May 12, 2023.

EXECUTIVE OFFICERS

Our executive officers and their ages as of May 23, 2022 and positions with SAB are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position(s)
Samuel J. Reich	48	Executive Chairman of the Board
Eddie J. Sullivan, PhD	57	President and Chief Executive Officer
Russell P. Beyer, MBA, CMA	68	Chief Financial Officer
Christoph Bausch, PhD	52	Chief Operating Officer
Alexandra Kropotova, MD	50	Chief Medical Officer

Our board of directors chooses our executive officers, who then serve at the discretion of our board of directors.

Samuel J. Reich. For a brief biography of Mr. Reich, please see “Proposal 1: Election of Directors-Continuing Directors.”

Eddie J. Sullivan. For a brief biography of Dr. Sullivan, please see “Proposal 1: Election of Directors-Continuing Directors.”

Russell P. Beyer, MBA, CMA, has served as our Chief Financial Officer since September 2021. Mr. Beyer is a global strategic business leader, bringing more than 20 years of experience working with Fortune 100 companies in the pharmaceutical industry, such as Teva, AstraZeneca, and IPR Pharmaceuticals. In addition to working in the pharmaceutical industry, Mr. Beyer also served in strategic financial leadership roles for World Fuel Services and Hewlett-Packard. His professional background encompasses extensive experience in fostering a team-based approach to leading merger and post-merger integration activities, developing shared services operations, implementing global ERP platforms, and delivering strong profitability for the companies he served. He received his MBA from Simon School of Business at the University of Rochester, and his BA from St. Lawrence University.

Christoph Bausch, PhD, MBA, served as our Chief Science Officer from March 2017 to May 2022, and currently serves as our Chief Operating Officer. Dr. Christoph Bausch is an experienced research scientist, biotech entrepreneur and business development executive who has led the successful discovery, development, and commercialization of platform technologies in the life sciences. Since September 2011, he has been the Founder and Director of Nanopore Diagnostics, a molecular diagnostic company commercializing platform sensor technology for rapid microbial diagnostics. Since October 2011, he has acted as President of Keion Group, LLC, a life science consulting firm. Dr. Bausch held several science-based business development positions prior to joining SAB, most recently for multi-billion-dollar global biorefining leader POET, LLC, where he structured strategic partnerships, prospected, and vetted new technologies and streamlined research and development activities. He also worked in both research and commercialization roles for Fortune 500 life science and high technology company Sigma-Aldrich, now MilliporeSigma.

Dr. Bausch is a microbiologist by training and received his Ph.D. in Microbiology at The Ohio State University (Columbus, Ohio), completed Post-Doctoral Training at the Stowers Institute for Medical Research (Kansas City, Missouri). He earned an M.B.A. from St. Louis University (St. Louis, Missouri) and a B.A. in Biology from the University of Nebraska-Lincoln (Lincoln, Nebraska).

Alexandra Kropotova, M.D., is our Executive Vice President & Chief Medical Officer, joining SAB in June, 2022 to lead the strategy, direction, and execution of the company’s clinical development for the entire portfolio. Dr. Kropotova is a biopharmaceutical executive with expertise in all phases of global clinical development, translational medicine and medical affairs. Prior to joining SAB Biotherapeutics, as a Therapeutic Area Head of Global Specialty R&D at Teva Pharmaceuticals, Alexandra led innovative drug development focused on delivering a broad portfolio of immunology, respiratory, and immuno-oncology assets spanning from pre-IND to BLA/NDA filing of biologics and complex drug-device combination products. Prior to Teva, Dr. Kropotova served in various roles at Sanofi, including Vice President, Strategy & Strategic Planning Head, North American Medical Affairs; Associate Vice President and subsequently Vice President, Immuno-Inflammation, Global R&D Clinical Development; and Senior Medical Director, Respiratory, Allergy & Anti-Infectives. She also served in various roles at Pfizer Inc., most recently as Director & Head of Global Clinical Respiratory and Analgesics. She continues to serve on the Board of Directors at iBio, a global leader in plant-based biologics manufacturing and development of novel biopharmaceuticals. Dr. Kropotova received her MBA from Ohio University Graduate School of Business, Athens, Ohio; and her M.D. in Internal Medicine from the Vladivostok State Medical University, Vladivostok, Russia.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of the Company’s named executive officers. This discussion may contain forward-looking statements that are based on the Company’s current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that the Company adopts may differ materially from the currently planned programs that are summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Summary Compensation Table

he following table sets forth information regarding the compensation awarded to, earned by or paid to our named executive officers for the fiscal years ended December 31, 2022 and 2021.

		Salary	Option Awards (1)		Stock Awards (2)		Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Name and Principal Position	Year	($)	($)		($)		($)	($)	($)
Eddie J. Sullivan, PhD.	2022	377,200	44,725	(3)	—		42,435	10,982	475,342
President and Chief Executive Officer	2021	376,154	—		—		140,000	9,750	525,904
Samuel J. Reich	2022	350,000	304,600	(4)	—		14,000	12,200	680,800
Executive Chairman of the Board of Directors	2021	52,731	2,741,235		—		—	1,660	2,795,626
Alexandra Kropotova, MD	2022	282,692	13,029		567,000	(5)	—	2,423	865,144
EVP, Chief of Medical Officer	2021	—	—		—		—	—	—

(1)

Represents the aggregate grant date fair value of stock option awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column may be found in the Notes to our audited consolidated financial statements for the year ended December 31, 2022 set forth in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not represent the actual amounts paid to or realized by the executives during the fiscal years presented.

(2)

Represents the aggregate grant date fair value of restricted stock units granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. Restricted stock units are valued at market price of the Company’s common stock at the closing price at the date of grant. These amounts do not represent the actual amounts paid to or realized by the executives during the fiscal years presented.

(3)

We granted Eddie Sullivan a stock option to purchase up to 21,218 shares of our common stock at an exercise price of $1.78 per share, the closing price of our common stock on March 16, 2022. The shares subject to this stock option award will vest 100% of the shares on the one-year anniversary of the grant date and We granted Eddie Sullivan a stock option to purchase up to 35,000 shares of our common stock at an exercise price of $0.71 per share, the closing price of our common stock on September 13, 2022. The shares subject to this stock option will vest as to 25% of the shares one-year anniversary of the grant date, and vest as to the remainder of the shares in 36 equal monthly installments thereafter.

(4)

We granted Samuel J. Reich a stock option to purchase up to 7,000 shares of our common stock at an exercise price of $1.78 per share, the closing price of our common stock on March 16, 2022. The shares subject to this stock option award will vest 100% of the shares on the one-year anniversary of the grant date and We granted Samuel J. Reich a stock option to purchase up to 525,000 shares of our common stock at an exercise price of $0.71 per share, the closing price of our common stock on September 13, 2022. The shares subject to this stock option will vest as to 25% of the shares one-year anniversary of the grant date, and vest as to the remainder of the shares in 36 equal monthly installments thereafter.

(5)

We granted Alexandra Kropotova 300,000 restricted shares of our common stock under our 2021 Equity Incentive Plan. The shares subject to this stock award will vest as to 25% of the RSU’s on the one-year anniversary of the grant date, and the remainder of the RSU’s in 36 equal monthly installments thereafter.

Named Executive Officer Employment Arrangements

Below are descriptions of the current employment agreements with our named executive officers.

Eddie J. Sullivan

On March 1, 2021, we entered into an Executive Employment Agreement with Dr. Sullivan to continue to serve as our President & Chief Executive Officer. The agreement provides Dr. Sullivan an annual base salary of $377,200, and his eligibility to participate in the Company’s benefit plans generally. The agreement also subjects Dr. Sullivan to standard nondisclosure, invention assignment, and arbitration provisions. If Dr. Sullivan’s employment is terminated by the Company without Cause (as defined in the employment agreement) (other than for death or disability) or the term of his employment is not renewed, Dr. Sullivan will receive (i) a severance payment equal to 1 year of his then base salary, payable either in a lump sum or in accordance with the Company’s then-current payroll practices and (ii) the applicable bonus amounts prorated for the portion of the calendar year Dr. Sullivan was employed so long as he was employed by the Company as of April 1st of the year of termination and the board of directors has approved a bonus plan for that year (such bonus amount payable by the end of the Company’s fiscal year following the termination).

Samuel J. Reich

On November 17, 2021, we entered into an Executive Employment Agreement with Mr. Reich to serve as our Executive Chairman of the Board of Directors. The agreement provides Mr. Reich an annual base salary of $350,000, and his eligibility to participate in the Company’s benefit plans generally. The agreement also subjects Mr. Reich to standard nondisclosure, invention assignment, and arbitration provisions. If Mr. Reich's employment is terminated by the Company without Cause (as defined in the employment agreement) (other than for death or disability) or the term of his employment is not renewed, Mr. Reich will receive (i) a severance payment equal to 1 year of his then base salary, payable in a lump sum five business days after his release becomes final, (ii) the applicable accrued but unpaid annual bonus, if any, for the fiscal year ended prior to his date of termination, payable at the same time annual bonuses for such fiscal year are paid to other key executives of the Company, (iii) one hundred percent of his outstanding unvested equity awards as of the date of termination will be fully vested and exercisable, and (iv) reimbursement of the COBRA premiums, if any, for continuation coverage for Mr. Reich, his spouse and dependents under the Company’s group health, dental and vision plans for a twelve month period from the date of termination.

Alexandra Kropotova

On May 20, 2022, we entered into an Executive Employment Agreement with Dr. Kropotova to serve as our Executive Vice President – Chief Medical Officer.  The agreement provides Dr. Kropotova an annual base salary of $525,000, and her eligibility to participate in the Company’s benefit plans generally.  The agreement also subjects Dr. Kropotova to standard nondisclosure, invention assignment, and arbitration provisions.  If Dr. Kropotova’s employment is terminated by the Company without Cause (as defined in the employment agreement) (other than for death or disability) or the term of her employment is not renewed, Dr. Kropotova will receive (i) the applicable accrued but unpaid Annual Bonus, if any, for the calendar year ended prior to her Date of Termination payable at the same time annual bonuses for such calendar year are paid to other key Employees of the Company pursuant to the terms of the Bonus Plan (ii) one hundred percent (100%) of the Employee’s outstanding unvested Equity Awards as of the Date of Termination will be fully vested and exercisable (iii) a severance payment payable in a single lump sum within five (5) business days after the Employee’s Release becomes final, binding and irrevocable in accordance with Section 10 of the Employment Agreement, in an amount equal to twelve (12) months of Base Salary (iv) Reimbursement of the COBRA premiums, if any, paid by the Employee for continuation coverage for the Employee, her spouse and dependents under the Company’s group health, dental and vision plans for six (6) month period from the Date of Termination.

Retirement Plans

We sponsor a defined contribution retirement plan. All our employees are eligible to be enrolled in the employer-sponsored contributory retirement savings plan, which include features under Section 401(k) of the Internal Revenue Code of 1986, as amended, and provides for Company matching contributions. Our contributions to the plan are determined by our Board of Directors, subject to certain minimum requirements specified in the plan. For the years ended December 31, 2022 and 2021 we made matching contributions of 100% on 3% of the employee contributions, with an additional 50% match on the next 2% of employee contributions, resulting in approximately $410,000 and $325,000, respectively, of matching contributions paid by us.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2022.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
Name	(#) Exercisable	(#) Unexercisable		($)		(#) Exercisable		($)
Eddie J. Sullivan, PhD.	139,585	—		0.54	8/4/2024	—		—
	162,850	—		0.54	12/11/2024	—		—
	162,850	—		0.54	12/11/2024	—		—
	23,264	—		2.69	4/26/2030	—		—
	—	21,218	(1)	1.78	3/16/2032	—		—
	—	35,000	(2)	0.71	9/13/2032	—		—
Samuel J. Reich	136,110	213,890	(3)	11.17	11/16/2031	—		—
	—	7,000	(4)	1.78	3/16/2032	—		—
	—	525,000	(5)	0.71	9/13/2032	—		—
Alexandra Kropotova, MD	—	18,325	(6)	0.71	9/13/2032	—		—
	—	—		—	—	300,000	(7)	177,000

(1)	The shares subject to this stock option award will vest 100% of the shares on the one-year anniversary of the grant date.
(2)

The shares subject to this stock option award will vest as to 25% of the shares on one-year anniversary of the grant date, and vest as to the remainder of the shares in 36 equal monthly installments thereafter.

(3)	The shares subject to this stock option award will vest in 22 equal monthly installments.
(4)	The shares subject to this stock option award will vest 100% of the shares on the one-year anniversary of the grant date.
(5)

The shares subject to this stock option award will vest as to 25% of the shares on one-year anniversary of the grant date, and vest as to the remainder of the shares in 36 equal monthly installments thereafter.

(6)

The shares subject to this stock option award will vest as to 25% of the shares on one-year anniversary of the grant date, and vest as to the remainder of the shares in 36 equal monthly installments thereafter.

(7)	The shares subject to this stock award will vest as to 25% of the RSU’s on the one-year anniversary of the grant date, and the remainder of the RSU’s in 36 equal monthly installments thereafter.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain the following equity compensation plans that provide for the issuance of shares of our common stock to our officers and other employees, directors and consultants, each of which has been approved by our stockholders: our 2021 Equity Incentive Plan (“2021 Plan”) and our 2021 Employee Stock Purchase Plan (“ESPP”). We also maintain our 2014 Equity Incentive Plan (“2014 Plan”), which was not approved by our securityholders and was in place prior to us being a public company.

The following table presents information as of December 31, 2022 with respect to compensation plans under which shares of our common stock may be issued.

	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options and Awards	Weighted-average exercise price of outstanding securities	Number of securities remaining available for future issuance under equity compensation plans
		($)	(1)
Equity compensation plans approved by security holders (2)	3,210,306	2.49	9,659,440
Equity compensation plans not approved by security holders (3)	4,235,156	1.44	3,106,880
Total	7,445,462	1.89	12,766,320

(1)	Excluding securities reflected in column (a).
(2)	Consists of our 2021 Plan and our ESPP.
(3)	Consists of our 2014 Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2021 to which the Company has been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of its directors, executive officers or, to its knowledge, beneficial owners of more than 5% of its capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.” Upon the Closing, agreements of Legacy SAB were assumed by the Company.

Defined Terms

The following terms used in this section Certain Relationships and Related Party Transactions shall have the following meanings:

“BCYP” refers to Big Cypress Acquisition Corp., a Delaware corporation, prior to the completion of the Business Combination on October 22, 2021.

“BCYP IPO” or “IPO” means BCYP’s initial public offering of units, consummated on January 14, 2021.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of June 21, 2021 and as amended by Amendment No. 1 to Business Combination Agreement, as may be amended, by and among BCYP, Merger Sub and SAB Biotherapeutics.

“Closing” means the consummation of the Business Combination.

“Closing Date” means the date upon which the Closing occurred.

“Founder Shares” means the 2,875,000 shares of BCYP Common Stock issued to the Initial Stockholders prior to the BCYP IPO.

“Legacy SAB” means the entity formerly known as SAB Biotherapeutics, Inc. a Delaware corporation, which was renamed SAB Sciences, Inc.

“Sponsor” means Big Cypress Holdings, LLC, a Delaware limited liability company.

Certain Relationships and Related Party Transactions

Amended and Restated Registration Rights Agreement

In connection with the completion of the Business Combination, we entered into an amended and restated registration rights agreement with the Sponsor, certain of our stockholders, certain stockholders of Legacy SAB and Ladenburg Thalmann & Co. Inc. (Ladenburg), pursuant to which, among other things, Sponsor, certain of our stockholders and certain stockholders of Legacy SAB (i) agreed not to effect any sale or distribution of our common stock held by any of them during the specified lock-up period of 180 days after the closing of the Business Combination and (ii) were granted certain registration rights with respect to their shares of our common stock. We also agreed that Edward Hamilton will be entitled to have a board observer attend meetings of our board of directors (and any committee thereof) for so long as certain of his affiliates continue to own at least 75% of the shares held by such affiliates on the closing date of the Business Combination. The amended and restated registration rights agreement will terminate on the earlier of (i) the date that all registrable securities covered by the amended and restated registration rights agreement have sold pursuant to a registration statement effected pursuant to the terms of the amended and restated registration rights agreement or (ii) the date that all registrable securities covered by the amended and restated registration rights agreement are permitted to be sold under Rule 144 promulgated by the SEC under the Securities Act.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, we entered into a sponsor support agreement with Sponsor, Ladenburg and certain of our stockholders, pursuant to which Sponsor, Ladenburg and certain of our stockholders agreed to, among other things, (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby (including the Business Combination) and against any competing transaction, (ii) waive any anti-dilution or similar protection that could be triggered in connection with the Business Combination, (iii) be bound by certain transfer restrictions with respect to our shares of common stock prior to the closing of the Business Combination and (iv) agree to certain forfeiture provisions with respect to up to 598,580 of the shares owned by them (Restricted Shares) during a period of up to five years from the closing of the Business Combination (Vesting Period) as follows:

●

149,645 of the Restricted Shares will become fully vested and unrestricted if, within the Vesting Period, the volume weighted share price of the Company’s common stock equals or exceeds $15.00 during at least 20 trading days within a 30-day trading period;

●

149,645 of the Restricted Shares will become fully vested and unrestricted if, within the Vesting Period, the volume weighted share price of the Company’s common stock equals or exceeds $20.00 during at least 20 trading days within a 30-day trading period;

●

149,645 of the Restricted Shares will become fully vested and unrestricted if, within the Vesting Period, the volume weighted share price of the Company’s common stock equals or exceeds $25.00 during at least 20 trading days within a 30-day trading period; and

●

149,645 of the Restricted Shares will become fully vested and unrestricted if, within the Vesting Period, the volume weighted share price of the Company’s common stock equals or exceeds $30.00 during at least 20 trading days within a 30-day trading period.

Each tranche of Restricted Shares will also become fully vested and unrestricted in the event of a change in control of the Company during the Vesting Period that results in the holders of the Company’s common stock receiving a per-share aggregate consideration equal to or in excess of the applicable tranche of Restricted Shares.

The sponsor support agreement terminated upon the closing of the Business Combination, other than with respect to the Restricted Shares, which will continue to become vested and unrestricted as described above.

Pre-Business Combination Related Party Transactions – BCYP

Founder Shares

On January 3, 2021, our legal predecessor, BCYP, effected a stock dividend of 1/3 of a share of common stock for every share of common stock outstanding, resulting in an aggregate of 2,875,000 founder shares outstanding (including up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part). As a result of the underwriters’ election to fully exercise their over-allotment option on January 14, 2021, the 375,000 shares were no longer subject to forfeiture.

As discussed further below, on January 4, 2021, Sponsor forfeited 28,750 founder shares to BCYP and Ladenburg and certain of its employees purchased an aggregate of 28,750 shares from BCYP at an average purchase price of approximately $0.008 per share, for an aggregate purchase price of $230.

Private Placement

Simultaneously with the closing of our initial public offering of units, consisting of one share of common stock and one-half of a detachable warrant (the “Public Warrants”) to purchase shares of common stock, on January 14, 2021, Sponsor purchased an aggregate of 417,200 private placement units, at a price of $10.00 per private placement unit, for an aggregate purchase price of $4,172,000, in a private placement. Each private placement unit was identical to the units sold in our legal predecessor's initial public offering, except that the detachable private warrants (the "Private Placement Warrants") are exercisable on a cashless so long as they are held by the initial purchasers or their permitted transferees.

Promissory Note

On November 19, 2020, Sponsor agreed to loan BCYP an aggregate of up to $250,000 to cover expenses related to the initial public offering pursuant to a promissory note (the “Sponsor Note”). This loan was non-interest bearing and payable on the earlier of December 31, 2021 or the completion of the initial public offering. Sponsor paid an aggregate of approximately $150,000 to cover for expenses on our behalf under the Note. On January 14, 2021, we repaid the Sponsor Note in full.

Administrative Services

BCYP agreed to pay an affiliate of Sponsor a monthly fee of an aggregate of $10,000 for office space, utilities and secretarial and administrative support. Upon completion of the Business Combination, the Company ceased paying these monthly fees.

Policies and Procedures for Transactions with Related Parties

The Company has adopted a written Related Party Transaction Policy that set forth its procedures for the identification, review, consideration and approval or ratification of related person transactions. A related person includes directors, executive officers, beneficial owners of 5% or more of any class of the Company’s voting securities, immediate family members of any of the foregoing persons, and any entities in which any of the foregoing is an executive officer or is an owner of 5% or more ownership interest. Under the Related Party Transaction Policy, if a transaction involving an amount in excess of $120,000 has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, information regarding the related person transaction must be reviewed and approved by the Company’s audit committee

In considering related person transactions, the Company’s audit committee will take into account the relevant available facts and circumstances including, but not limited to:

●	the related person’s interest in the related person transaction;
●	the approximate dollar value of the amount involved in the related person transaction;
●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
●	whether the transaction was undertaken in the ordinary course of business of the Company;
●	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
●	the purpose of, and the potential benefits to the Company of, the transaction; and
●

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Related Party Transaction Policy requires that, in determining whether to approve, ratify or reject a related person transaction, the audit committee must review all relevant information available to it about such transaction, and that it may approve or ratify the related person transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the best interests of the Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers, as defined by Section 16, directors, and persons or entities who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons or entities are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, based on our review of the copies of such filings and based on written representations, we believe that all such persons and entities complied on a timely basis with all Section 16(a) filing requirements during the fiscal year ended December 31, 2022.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

Our audit committee has reviewed and discussed with our management and Mayer Hoffman McCann P.C. our audited financial statements for the fiscal year ended December 31, 2022. Our audit committee has also discussed with Mayer Hoffman McCann P.C. the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC.

Our audit committee has received and reviewed the written disclosures and the letter from Mayer Hoffman McCann P.C. required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our audit committee concerning independence and has discussed with Mayer Hoffman McCann P.C. its independence from us.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2022 filing with the SEC.

Submitted by the Audit Committee

Jeffrey Spragens, Chair

William Polvino

David Link

Erick Lucera

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We will mail, without charge, upon written request, a copy of our annual report on Form 10-K, and Amendment No. 1 to our Annual Report on Form 10-K, for the fiscal year ended December 31, 2022, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

SAB Biotherapeutics, Inc.

2100 East 54th Street North

Sioux Falls, SD 57104

Attn: Investor Relations

Our annual report on Form 10-K and amendment no. 1 to our annual report on Form 10-K for the fiscal year ended December 31, 2022 is also available at https://www.sab.bio under “SEC Filings” in the “Financial” section of our website.

OTHER MATTERS

Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors,

/s/ Samuel J. Reich
Samuel J. Reich
Director and Chairman of the Board
Sioux Falls, South Dakota
May 19, 2023

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V18471-P92104 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SAB BIOTHERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jeffrey G. Spragens
02) David Link, MBA

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V18472-P92104

SAB BIOTHERAPEUTICS, INC.
Annual Meeting of Stockholders
June 29, 2023 10:00 AM Eastern Daylight Time
This proxy is solicited by the Board of Directors

The undersigned appoints Eddie J. Sullivan and Samuel J. Reich, and each of them, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote on behalf of the undersigned, all of the shares of common stock of SAB Biotherapeutics, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of SAB Biotherapeutics, Inc. to be held on Thursday, June 29, 2023, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side